EXHIBIT 10.14
                       INGRAM MICRO INC. RESALE AGREEMENT
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                       INGRAM MICRO INC. RESALE AGREEMENT

This Agreement ("Agreement") is by and between Allstar Systems ("Allstar"), with its principal place of business at 6401 SW Freeway, Houston, Texas 77074, and Ingram Micro Inc. ("Ingram") excluding its subsidiaries, with its principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705. This Agreement will include Allstar's domestic locations only.

1.         PURPOSE

           The purpose of this Agreement is to provide the terms and conditions for the purchase and resale by Allstar and the sale by Ingram to Allstar of various computer products including both hardware and software ("Product").

2.         TERMS OF SALE

           All Product sales shall be subject to Ingram's then-current standard Customer Information, Sales Terms and Conditions, and Manufacturers' Policies and Warranties published in its Comprehensive Catalog ("Catalog") at the time of purchase. Should Ingram's Catalog provisions conflict with this Agreement, the provisions of this Agreement shall prevail. If authorization for resale is required by the publisher or manufacturer of any Product, then Ingram shall not be obligated to sell such Product to Allstar unless Ingram has received such required authorization.

3.         ORDERING

           A. Allstar will compile, update, and provide Ingram with Product order information. The Product order information shall include the:
           (i) Product type(s), (ii) unit quantity, (iii) Allstar price, and
           (iv) correct shipping address. Allstar personnel will identify, for each Product order, the ship-to destination as either Allstar, Allstar's customer, or to some other specified third party. Ingram shall, subject to Product availability, use its best efforts to fill and ship all Product orders placed by Allstar within one (1) business day of order receipt.

           B. Ingram shall accept orders over telephone, via the Computer Assisted Purchasing System ("CAPS"), and via Electronic Data Interchange ("EDI") only from those who identify themselves as Allstar personnel and to provide the Ingram customer number prior to placing the order. Ingram shall have no obligation to confirm the validity of any order placed or the authority of the person placing an order in this manner. Allstar shall disclose its Ingram customer number only to its personnel with a need to know.

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ALLSTAR SYSTEMS                        1                       INGRAM MICRO INC.
CONFIDENTIAL                                                             12/6/95


                                              INGRAM MICRO INC. RESALE AGREEMENT
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4.         PRICING

           A. All Product prices will be as shown in Ingram's on-line ordering system as of the date of order. This pricing is offered in the expectation that Allstar's total net sales during the term of this Agreement will meet or exceed $8,000,000.

           B. Ingram's price to Allstar for Product purchases shall be Ingram cost divided by the factor applicable to the Product type. The Product Types and Factors shall be as follows:

                    PRODUCT TYPE                                   FACTOR
                  Software Product                                  .950
                  Hardware Product                                  .945
                  Accessory Product                                 .940
                  Technical Product                                 .930

           C. As manufacturer costs change, Ingram pricing may be adjusted to reflect such changes.

5.         REBATES

           A. If Allstar meets or exceeds the Quarterly Net Purchase Goals referenced below during any Ingram fiscal quarter, Ingram will provide Allstar with a volume rebate as specified below paid back to the first dollar. This rebate will be calculated beginning August 28, 1995, and will be paid by check within the second month following the end of Ingram's fiscal quarter.

                    QUARTERLY NET PURCHASE GOALS               REBATE %
                    $1,500,000 - $1,949,999                      .25%
                    $1,950,000 or more                           .50%

           B. For the purposes of calculating the rebates listed in this section, negotiated sales will be counted when measuring the achievement of quarterly net purchase goals, however, negotiated sales will not be used to calculate the amount of rebates.

           C. All Product sales from Ingram subsidiaries (including Ingram Alliance Reseller Company) will be excluded from Allstar's earned rebates. Allstar's net purchases from such

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ALLSTAR SYSTEMS                        2                       INGRAM MICRO INC.
CONFIDENTIAL                                                             12/6/95


                                              INGRAM MICRO INC. RESALE AGREEMENT
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           subsidiaries will not be counted when measuring the achievement of quarterly net purchase goals or used to calculate the amount of rebates.

6.         PAYMENT TERMS AND DISCOUNTS

           Ingram shall invoice Allstar upon Product shipment, and all invoices shall be due and payable net thirty (30) days from invoice date.

7.         RETURNS

           Allstar shall be entitled to the same customer support, stock balancing and defective product return privileges as is extended to Ingram's customers in Ingram's Catalog.

8.         TERM AND TERMINATION

           This Agreement will commence on the date set forth below and will continue until November 22, 1996. Either party may terminate this Agreement, with or without cause, by giving thirty (30) days' advance written notice to the other party.

9.         CONFIDENTIALITY

           This Agreement is and contains confidential information, and as such shall not be disclosed to any third party without the express written consent of both parties. The parties agree to disclose the terms and conditions of this Agreement only to their respective personnel with a need to know.

10.        NOTICES

           All notices and other communications relating to this Agreement or its terms shall be in writing and mailed via first class United States Postal Service, certified or registered, with return receipt requested. All notices so mailed shall be deemed given two (2) days after postmark date.

11.        ENTIRE AGREEMENT

           This Agreement (including any Exhibits and Addenda) constitutes the entire agreement between the parties regarding the resale of Product, and shall cancel, terminate, and supersede any and all previous agreements, proposals, representations, or statements, whether oral or written. The terms of this Agreement shall supersede the terms of any invoice or purchase order issued by either party. Any modifications of this Agreement must be in writing and signed by an authorized representative of each party.

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ALLSTAR SYSTEMS                         3                      INGRAM MICRO INC.
CONFIDENTIAL                                                             12/6/95


                                              INGRAM MICRO INC. RESALE AGREEMENT
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12.        GOVERNING LAW

           This Agreement shall be deemed made in the State of California and shall be governed by and construed in accordance with California laws, excluding its conflicts or choice of law rule or principles which might refer to the law of another jurisdiction. The state and federal courts situated in Orange County, California shall have non-exclusive jurisdiction and venue over any dispute or controversy which arises out of this Agreement.

13.        HEADINGS

           This Agreement may be executed in any number of original counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

THIS AGREEMENT IS EFFECTIVE AS OF 12-14, 1995

"Allstar"                                  "Ingram"

Allstar Systems                            Ingram Micro Inc.
6401 SW Freeway                            1600 E. St. Andrew Place
Houston, Texas 77074                       Santa Ana, California 92705

By: /S/ ANTHONY ADAME                                By: /S/ GREG HAWKINS

Name:  ANTHONY ADAME                                 Name:  GREG HAWKINS

Title:    V.P. SALES                                 Title:     SR. V.P. SALES


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ALLSTAR SYSTEMS                         4                      INGRAM MICRO INC.
CONFIDENTIAL                                                             12/6/95